Exhibit 4.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this “Amendment”) is made as of April 12, 2012 by and among Chesapeake Oilfield Operating, L.L.C., an Oklahoma limited liability company (the “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer, and the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders are party to that certain Credit Agreement dated as of November 3, 2011 (as amended, supplemented or modified from time to time prior to the date of this Amendment, the “Original Agreement”), whereby the L/C Issuers became obligated to issue Letters of Credit for the account of the Borrower and the Lenders became obligated to make loans to the Borrower as therein provided; and

WHEREAS, the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuers and the Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Swing Line Lender, the Lenders and the L/C Issuers to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this First Amendment to Credit Agreement.

“Credit Agreement” means the Original Agreement as amended hereby.

[FIRST AMENDMENT TO CREDIT AGREEMENT]

ARTICLE II.

AMENDMENTS TO ORIGINAL AGREEMENT AND LIMITED WAIVER

Section 2.1. Definitions.

(a) Subsection (a)(ii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Original Agreement is hereby amended to add a parenthetical phrase to the end thereof to read as follows:

(including any amounts required to be dividended, paid or otherwise distributed pursuant to the Tax Allocation Agreement, for taxes incurred with respect to income or profits of Loan Parties but payable by a direct or indirect owner of the Borrower, to the extent such amounts were deducted in computing Consolidated Net Income)

(b) The definition of “Consolidated EBITDA” in Section 1.01 of the Original Agreement is hereby further amended to add the following sentence at the end thereof:

For purposes of the foregoing, the termination of an operating lease that is included in determination of Sublease Rental Expense shall be treated as a Disposition.

(c) The definition of “Consolidated Lease-Adjusted Leverage Ratio” in Section 1.01 of the Original Agreement is amended in its entirety to read as follows:

“Consolidated Lease-Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date plus (ii) the product of six (6) times the Sublease Rental Expense for the most recently completed Measurement Period to (b) the sum of (i) Consolidated EBITDA for such Measurement Period plus (ii) Sublease Rental Expense for such Measurement Period; provided, however, if since the beginning of the applicable Measurement Period for which Consolidated Lease-Adjusted Leverage Ratio is determined, any Loan Party shall have terminated any operating lease included in the determination of Sublease Rental Expense, and Consolidated EBITDA is being calculated giving pro forma effect to any acquisition, Disposition, consolidation, merger or designation that has occurred since the beginning of the applicable Measurement Period, then the Consolidated Lease—Adjusted Leverage Ratio shall be calculated giving pro forma effect thereto as if the termination of such lease had occurred on the first day of such period.

2	[FIRST AMENDMENT TO CREDIT AGREEMENT]

(d) The following definition is hereby added to Section 1.01 of the Original Agreement in appropriate alphabetical order to read as follows:

“Tax Allocation Agreement” means that certain Tax Allocation Agreement dated as of October 25, 2011 by and among Chesapeake Energy, Chesapeake Operating, Parent, the Borrower, Nomac Drilling, L.L.C., Compass Manufacturing, L.L.C., Thunder Oilfield Services, L.L.C., Performance Technologies, L.L.C., Chesapeake Oilfield Finance, Inc., Great Plains Oilfield Rental, L.L.C., Oilfield Trucking Solutions, L.L.C., Hodges Trucking Company, L.L.C., Keystone Rock & Excavation, L.L.C., CHK Directional Drilling, L.L.C., Mid-States Oilfield Machine LLC, RENSCO Offshore Drilling Services, LLC and PTL Prop Solutions, L.L.C., as amended, supplemented or modified from time to time.

Section 2.2. Taxes. The last sentence of Section 5.11 of the Original Agreement is hereby amended to add the phrase “other than the Tax Allocation Agreement” to the end thereof.

Section 2.3. Restricted Payments. Section 7.06 of the Original Agreement is hereby amended by (i) relettering subsections (d) and (e) as subsections (e) and (f), respectively, and (ii) adding a new subsection (d) to read as follows:

(d) the Borrower and each Subsidiary may make Restricted Payments pursuant to the Tax Allocation Agreement, provided that such Restricted Payments do not exceed the amount of taxes the Borrower and such Subsidiaries collectively would have to pay on a stand-alone basis as a separate corporate taxable entity;

Section 2.4. Transactions with Affiliates. Section 7.08 of the Original Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (c), (ii) changing the “.” at the end of subsection (d) to read “; and”, and (iii) adding a new subsection (e) to the end thereof to read “(e) the Tax Allocation Agreement”.

Section 2.5. Limited Waiver. Borrower has requested that Required Lenders waive any Default or Event of Default related to Section 5.11 or Section 7.08 of the Original Agreement due to the existence of the Tax Allocation Agreement (the “Designated Defaults”). Subject to the terms and conditions set forth herein, Required Lenders hereby waive any such Default or Event of Default in respect of such Designated Defaults.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

Section 3.1. Amendment Effective Date. This Amendment shall become effective as of the date first above written when and only when:

3	[FIRST AMENDMENT TO CREDIT AGREEMENT]

(a) Administrative Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Administrative Agent:

(i) the Amendment executed by the Borrower, Administrative Agent and

Required Lenders;

(ii) a duly executed Consent and Agreement from each Subsidiary Guarantor in the form attached hereto;

(iii) such other supporting documents as Administrative Agent may reasonably request.

(b) The Borrower shall have paid all other fees and reimbursements to be paid to Administrative Agent pursuant to this Amendment or any other Loan Document, or otherwise due Administrative Agent and including invoiced fees and disbursements of Administrative Agent’s attorneys.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties. In order to induce each Lender to enter into this Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) The Borrower is duly authorized to execute and deliver this Amendment and the Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. The Borrower has duly taken all limited liability company action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Borrower hereunder.

(c) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V.

MISCELLANEOUS

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.

4	[FIRST AMENDMENT TO CREDIT AGREEMENT]

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.

Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Credit Agreement.

Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

5	[FIRST AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ DeWayne D. Rosse
Name:	DeWayne D. Rosse
Title:	Agency Management Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender

By:	/s/ Gregory C. Magnuson
Name:	Gregory C. Magnuson
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and an L/C Issuer

By:	/s/ David Gurghigian
Name:	David Gurghigian
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Assistant Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Director

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Associate

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

CAPITAL ONE, N.A., as a Lender

By:	/s/ Don Backer
Name:	Don Backer
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Scott Taylor
Name:	Scott Taylor
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

UBS LOAN FINANCE, LLC, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Richard Leong
Name:	Richard Leong
Title:	Asset Manager

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

CONSENT AND AGREEMENT

Each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guaranty dated as of November 3, 2011 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith and (iv) agrees that such Guaranty and such other Loan Documents shall remain in full force and effect.

COMPASS MANUFACTURING, L.L.C. GREAT PLAINS OILFIELD RENTAL, L.L.C. HODGES TRUCKING COMPANY, L.L.C. KEYSTONE ROCK & EXCAVATION, L.L.C. MID-STATES OILFIELD MACHINE LLC NOMAC DRILLING, L.L.C.
NOMAC SERVICES, L.L.C. f/k/a CHK
DIRECTIONAL DRILLING, L.L.C. OILFIELD TRUCKING SOLUTIONS, L.L.C. PERFORMANCE TECHNOLOGIES, L.L.C. PTL PROP SOLUTIONS, L.L.C.
THUNDER OILFIELD SERVICES, L.L.C.

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

[CONSENT AND AGREEMENT TO FIRST AMENDMENT]